Exhibit 99.1
News Release
FIS Reports Third Quarter 2010 Results
Third Quarter Highlights:
•	Revenue of $1.29 billion, up 3.3%, as adjusted

•	EPS of $0.52, as adjusted

•	EBITDA margin of 33.1%, up 320 basis points, as adjusted

•	Free cash flow of $220 million, as adjusted
JACKSONVILLE, Fla., October 26, 2010 — FIS™ (NYSE:FIS), one of the world’s largest global providers dedicated to banking and payments technologies, today reported financial results for the quarter ended September 30, 2010.
GAAP revenue in the third quarter of 2010 was $1.37 billion, compared to $828.7 million in the third quarter of 2009. GAAP net earnings from continuing operations attributable to common stockholders totaled $134.3 million, or $0.40 per diluted share, compared to $66.6 million, or $0.34 per diluted share, in the prior year quarter.
Adjusted revenue in the third quarter of 2010 increased 3.3% to $1.29 billion compared to pro forma revenue of $1.25 billion in the third quarter of 2009. Adjusted EBITDA increased 14.7% to $426.6 million, compared to pro forma adjusted EBITDA of $371.9 million in the 2009 quarter. The adjusted EBITDA margin expanded 320 basis points to 33.1%. Adjusted net earnings from continuing operations totaled $176.7 million or $0.52 per diluted share compared to adjusted net earnings from continuing operations of $89.2 million, or $0.46 per share, in the third quarter of 2009. Adjusted free cash flow increased to $220.4 million compared to adjusted free cash flow of $132.8 million in the prior year quarter. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.
“We are very encouraged by the positive momentum in top-line growth. Our discussions with clients continue to trend towards solutions that support their growth initiatives and expansion strategies,” stated Frank Martire, president and chief executive officer of FIS. Martire continued, “On October 1, we celebrated the one-year anniversary of the combination of FIS and Metavante. We have made significant progress towards completing the integration, while remaining focused on serving our clients and executing our business plan.”

Third Quarter Highlights and Recent Developments
A summary of FIS’ recent key business developments and strategic initiatives include:
•	The migration of Banco Bradesco’s 14 million bankcard portfolio to the FIS proprietary Base2000 card processing platform, which was completed on October 2

•	The signing of a memorandum of understanding (“MOU”) with Banco Bradesco to continue the joint venture in Brazil

•	A definitive agreement to acquire Capco, a global business and technology consultancy dedicated solely to the financial services industry

•	The commencement of a process to pursue strategic alternatives for FIS’ item processing and remittance services subsidiary in Brazil, Fidelity National Participacoes Ltda. (formerly known as Proservvi Empreendimentos e Servicos Ltda.)

•	Completion of a $2.5 billion recapitalization including the repurchase of 86.2 million shares at $29 per share
Acquisitions and Discontinued Operations
On October 1, 2009, FIS completed the acquisition of Metavante Technologies, Inc. The transaction was treated as a purchase and the results of Metavante are included in the consolidated results of FIS beginning October 1, 2009. For comparative purposes, in accordance with management’s desire to improve the understanding of the company’s operating performance, the supplemental information provided below assumes the merger was completed on January 1, 2009 and combines Metavante’s results with FIS’s historical results on a pro forma basis.
During the third quarter of 2010, FIS determined that it will pursue strategic alternatives for its item processing and remittance services subsidiary in Brazil, Fidelity National Participacoes Ltda., and intensify its focus on expanding its card processing operation in the region. The results of Fidelity National Participacoes Ltda. are reported as discontinued operations for all periods presented, along with the previously disclosed ClearPar business divestiture (revenues and expenses from discontinued operations are collapsed and classified as a separate line item on the income statement).
Segment Information
The following segment information is presented on an adjusted pro forma basis, which management believes provides meaningful comparisons between the periods presented. Reconciliations of non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.
•	Financial Solutions revenue increased 10.5% to $485.5 million compared to $439.3 million in the 2009 quarter, driven by growth in professional services, software license sales and account processing revenue. Financial Solutions EBITDA increased 16.9% to $218.8 million, while the margin improved 250 basis points to 45.1% compared to 42.6% in the prior year quarter.

•	Payment Solutions revenue of $600.6 million declined 1.9% compared to $612.2 million in the 2009 quarter as growth in electronic payment solutions was offset by lower item processing and retail check activity. Payment Solutions EBITDA increased 2.3% to $230.9 million, and the margin increased 150 basis points to 38.4% compared to 36.9% in the prior year.

•	International Solutions revenue increased 2.3% to $199.4 million in U.S. dollars compared to $194.9 million in the 2009 quarter. The growth was driven by increased payment volumes in Brazil and Asia Pacific. Software and professional services revenue was comparable to prior year. International EBITDA decreased 4.1% to $46.5 million. The reported EBITDA margin was 23.3%, compared to 24.9% in the prior year quarter.

•	Corporate overhead, which included a $10 million pre-tax benefit related to the favorable resolution of a legal matter, totaled $69.6 million, compared to $89.5 million in the prior year quarter. Interest expense, net of interest income, was $60.9 million compared to $31.8 million in the 2009 quarter. The increase in interest expense was due to the recapitalization completed in the third quarter of 2010.
Balance Sheet
Cash and cash equivalents totaled $389.4 million as of September 30, 2010. FIS began the quarter with approximately $3.0 billion in debt and incurred an additional $2.5 billion related to the leveraged recapitalization. The company subsequently repaid approximately $400 million resulting in debt outstanding of approximately $5.1 billion as of September 30. Capital expenditures in the third quarter of 2010 totaled $93.1 million, compared to $90.7 million in pro forma capital expenditures in the prior year.
2010 Outlook
FIS anticipates 2010 adjusted revenue to be at the high end of its guidance for 1% to 3% growth in constant currency. The company anticipates adjusted earnings per share from continuing operations of $1.95 to $1.99 in 2010, which is consistent with previous guidance of $1.91 to $2.01 per share, and expects to generate adjusted free cash flow in excess of $700 million. FIS is projecting average diluted shares of 353 million for the full year, and 307 million in the fourth quarter.
     “We are very pleased with the solid third quarter results and our financial performance through the first nine months of the year. We remain focused on our client relationships, growing the business and further extending our market leadership.” Martire added.
Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted revenue, adjusted earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings, and adjusted free cash flow. Adjusted revenue excludes a settlement related to the card processing joint venture in Brazil and the impact of deferred revenue purchase accounting. Adjusted EBITDA excludes the impact of merger and acquisition and integration expenses, accelerated stock compensation charges associated with merger and acquisition activity, costs associated with the 2010 recapitalization plan, settlement revenue and an impairment charge related to the card processing joint venture in Brazil; deferred revenue purchase accounting and certain other costs. Adjusted net earnings exclude the after-tax impact of merger and acquisition and integration expenses, accelerated stock compensation charges associated with merger and acquisition activity, costs associated with the 2010 recapitalization plan, an impairment charge and settlement related to the card processing joint venture in Brazil, acquisition related amortization, deferred revenue purchase accounting and certain other costs. Adjusted free cash flow is GAAP operating cash flow less capital expenditures, acquisition related cash items and cash items associated with the 2010 recapitalization plan. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.
Conference Call and Webcast
FIS will host a call with investors and analysts to discuss third quarter 2010 results on Tuesday, October 26, 2010 beginning at 8:30 a.m. Eastern daylight time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS’ Investor Relations website, and a telephone replay will be available through November 9, 2010, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 173869. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fisglobal.com.
About FIS
FIS (NYSE: FIS) is one of the world’s largest global providers dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 30,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. FIS is a member of Standard & Poor’s 500® Index and consistently holds a leading ranking in the annual FinTech 100 list. For more information about FIS, visit www.fisglobal.com.
Forward-Looking Statements
This news release and today’s conference call contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about 2010 adjusted revenue, earnings per share, margin expansion and cash flow, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation: changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets; the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries; changes in the growth rates of the markets for core processing, card issuer, and transaction processing services; failures to adapt our services and products to changes in technology or in the marketplace; internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software; the failure to achieve some or all of the benefits that we expect from the Metavante Acquisition (as defined below), including the possibility that the Metavante Acquisition may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors; our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business’ operations, services, clients and personnel; competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers; an operational or natural disaster at one of our major operations centers; and Other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.
FIS-e
SOURCE: Fidelity National Information Services, Inc.

Marcia Danzeisen, 904.854.5083	Mary Waggoner, 904.854.3282
Senior Vice President	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
marcia.danzeisen@fisglobal.com	mary.waggoner@fisglobal.com
###

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
October 26, 2010

Exhibit A	Consolidated Statements of Earnings — Unaudited for the three and nine months ended September 30, 2010 and 2009

Exhibit B	Consolidated Balance Sheets — Unaudited as of September 30, 2010 and December 31, 2009

Exhibit C	Consolidated Statements of Cash Flows — Unaudited for the nine months ended September 30, 2010 and 2009

Exhibit D	Supplemental Non-GAAP Financial Information — Unaudited for the three and nine months ended September 30, 2010 and 2009

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation — Unaudited for the three and nine months ended September 30, 2010 and 2009

Exhibit A
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Processing and services revenues	$1,367.2	$828.7	$3,873.2	$2,428.1

Cost of revenues	897.3	605.4	2,680.9	1,822.2
Selling, general and administrative expenses	138.9	89.4	489.8	275.7
Impairment charges	154.9	—	154.9	—

Operating income	176.1	133.9	547.6	330.2

Other income (expense):
Interest expense, net	(60.9)	(31.8)	(108.4)	(94.3)
Other income (expense), net	17.9	1.4	—	8.0

Total other income (expense)	(43.0)	(30.4)	(108.4)	(86.3)

Earnings from continuing operations before income taxes	133.1	103.5	439.2	243.9
Provision for income taxes	48.2	35.5	161.2	83.8

Earnings from continuing operations, net of tax	84.9	68.0	278.0	160.1
Earnings (losses) from discontinued operations, net of tax	(23.9)	1.0	(32.4)	1.2

Net earnings	61.0	69.0	245.6	161.3
Net (earnings) loss attributable to noncontrolling interest	49.4	(1.4)	48.3	(1.5)

Net earnings attributable to FIS common stockholders	$110.4	$67.6	$293.9	$159.8

Net earnings per share-basic from continuing operations attributable to FIS common stockholders *	$0.40	$0.35	$0.91	$0.83
Net earnings per share-basic from discontinued operations attributable to FIS common stockholders *	(0.07)	0.01	(0.09)	0.01

Net earnings per share-basic attributable to FIS common stockholders *	$0.33	$0.35	$0.82	$0.84

Weighted average shares outstanding-basic	332.2	191.1	360.5	190.5

Net earnings per share-diluted from continuing operations attributable to FIS common stockholders *	$0.40	$0.34	$0.89	$0.82
Net earnings per share-diluted from discontinued operations attributable to FIS common stockholders *	(0.07)	0.01	(0.09)	0.01

Net earnings per share-diluted attributable to FIS common stockholders *	$0.33	$0.35	$0.80	$0.83

Weighted average shares outstanding-diluted	339.2	194.6	367.7	193.0

Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$134.3	$66.6	$326.3	$158.6
Earnings (losses) from discontinued operations, net of tax	(23.9)	1.0	(32.4)	1.2

Net earnings attributable to FIS common stockholders	$110.4	$67.6	$293.9	$159.8

*	Amounts may not sum due to rounding.

Exhibit B
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions)

	As of	As of
	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$389.4	$430.9
Settlement deposits	48.5	50.8
Trade receivables, net	736.6	765.4
Settlement receivables	40.3	62.5
Other receivables	26.8	30.9
Receivable from related parties	28.0	32.0
Prepaid expenses and other current assets	123.8	141.2
Deferred income taxes	75.1	80.9
Assets held for sale	15.0	71.5

Total current assets	1,483.5	1,666.1

Property and equipment, net	371.9	375.9
Goodwill	8,222.5	8,232.9
Intangible assets, net	2,105.3	2,396.8
Computer software, net	911.5	932.7
Deferred contract costs	252.5	261.4
Other noncurrent assets	208.5	131.8

Total assets	$13,555.7	$13,997.6

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$481.1	$523.2
Due to Brazilian venture partners	57.9	73.0
Settlement payables	103.3	122.3
Current portion of long-term debt	267.5	236.7
Deferred revenues	248.4	279.5
Liabilities held for sale	28.8	—

Total current liabilities	1,187.0	1,234.7

Deferred revenues	92.9	104.8
Deferred income taxes	800.2	915.9
Long-term debt, excluding current portion	4,828.8	3,016.6
Other long-term liabilities	225.9	207.0

Total liabilities	7,134.8	5,479.0

Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,194.1	7,345.1
Retained earnings	1,375.8	1,134.6
Accumulated other comprehensive earnings	70.2	82.2
Treasury stock	(2,383.2)	(256.8)

Total FIS stockholders’ equity	6,260.7	8,308.9
Noncontrolling interest	160.2	209.7

Total equity	6,420.9	8,518.6

Total liabilities and equity	$13,555.7	$13,997.6

Exhibit C
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

	Nine months ended September 30,
	2010	2009
Cash flows from operating activities:
Net earnings	$245.6	$161.3
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	459.8	278.4
Asset impairment charges	179.9	—
Stock-based compensation	40.7	27.3
Deferred income taxes	(107.8)	(24.6)
Excess income tax benefit from exercise of stock options	(20.8)	(4.5)
Other operating activities, net	(5.8)	2.5
Net changes in assets and liabilities, net of effects from acquisitions:
Trade receivables	33.7	134.4
Settlement receivables	5.4	4.7
Prepaid expenses and other assets	(3.4)	27.2
Deferred contract costs	(36.7)	(40.7)
Deferred revenue	(37.3)	(13.7)
Accounts payable, accrued liabilities and other liabilities	32.6	(47.3)

Net cash provided by operating activities	785.9	505.0

Cash flows from investing activities:
Additions to property and equipment	(89.9)	(34.5)
Additions to computer software	(137.4)	(111.1)
Net proceeds from sale of assets	71.5	—
Acquisitions, net of cash acquired	(66.6)	(3.8)
Other investing activities	1.5	5.9

Net cash used in investing activities	(220.9)	(143.5)

Cash flows from financing activities:
Borrowings	8,067.0	2,147.2
Repayment of borrowings	(6,229.5)	(2,517.0)
Capitalized debt issuance costs	(70.3)	—
Dividends paid and other distributions	(55.1)	(30.6)
Excess income tax benefit from exercise of stock options	20.8	4.5
Proceeds from exercise of stock options	198.8	11.6
Treasury stock purchases	(2,539.4)	—
Other financing activity	3.3	—

Net cash used in financing activities	(604.4)	(384.3)

Effect of foreign currency exchange rate changes on cash	(2.1)	7.5

Net increase in cash and cash equivalents	(41.5)	(15.3)

Cash and cash equivalents, at beginning of period	430.9	220.9

Cash and cash equivalents, at end of period	$389.4	$205.6

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
1. Revenue, Operating Income and EBITDA

	Three months ended September 30, 2010
	Financial	Payment	International	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue from continuing operations, as adjusted	$485.5	$600.6	$199.4	$1.6	$1,287.1

Operating income (loss)	$179.8	$206.8	$(38.6)	$(171.9)	$176.1
M&A, restructuring, integration and recapitalization costs	—	—	—	22.5	22.5
Brazil joint venture		—	71.6	—	71.6
Acquisition deferred revenue adjustments	—	—	—	3.2	3.2
Purchase price amortization	—	0.2	0.1	65.9	66.2

Non GAAP operating income (loss)	$179.8	$207.0	$33.1	$(80.3)	$339.6

Depreciation and amortization from continuing
Operations, as adjusted	39.0	23.9	13.4	10.7	87.0

EBITDA, as adjusted	$218.8	$230.9	$46.5	$(69.6)	$426.6

Non GAAP operating margin, as adjusted	37.0%	34.5%	16.6%	N/M %	26.4%

EBITDA margin, as adjusted	45.1%	38.4%	23.3%	N/M %	33.1%

	Three months ended September 30, 2009
	Financial	Payment	International	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue from continuing operations	$271.4	$368.8	$189.0	$(0.5)	$828.7
Pro forma Metavante revenue and adjustments	167.9	243.4	5.9	(0.1)	417.1

Pro forma revenue from continuing operations	$439.3	$612.2	$194.9	$(0.6)	$1,245.8

Operating income (loss)	$97.1	$99.6	$32.8	$(95.6)	$133.9
Pro forma Metavante operating income and adjustments	52.4	98.0	1.9	(82.0)	70.3

Pro forma operating Income (loss)	149.5	197.6	34.7	(177.6)	204.2
M&A, restructuring and integration costs	—	—	—	10.2	10.2
Purchase price amortization	—	—	—	67.5	67.5

Non GAAP operating income (loss)	$149.5	$197.6	$34.7	$(99.9)	$281.9

Depreciation and amortization from continuing
Operations, as adjusted	37.7	28.1	13.8	10.4	90.0

EBITDA, as adjusted	$187.2	$225.7	$48.5	$(89.5)	$371.9

Non GAAP operating margin, as adjusted	34.0%	32.3%	17.8%	N/M %	22.6%

EBITDA margin, as adjusted	42.6%	36.9%	24.9%	N/M %	29.9%

Total Revenue Growth from Prior Year Period

Three months ended September 30,2010	10.5%	-1.9%	2.3%	N/M %	3.3%

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
1. Revenue, Operating Income and EBITDA

	Nine months ended September 30, 2010
	Financial	Payment	International	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue from continuing operations, as adjusted	$1,387.3	$1,850.0	$565.5	$4.7	$3,807.5

Operating income (loss)	$490.2	$619.2	$9.4	$(571.2)	$547.6
M&A, restructuring, integration and recapitalization costs	—	—	—	91.5	91.5
Brazil joint venture	—	—	71.6	—	71.6
Acquisition deferred revenue adjustments	—	—	—	17.4	17.4
Purchase price amortization	—	0.7	0.4	196.1	197.2

Non GAAP operating income (loss)	$490.2	$619.9	$81.4	$(266.2)	$925.3

Depreciation and amortization from continuing
Operations, as adjusted	114.7	72.8	41.4	29.0	257.9

EBITDA, as adjusted	$604.9	$692.7	$122.8	$(237.2)	$1,183.2

Non GAAP operating margin, as adjusted	35.3%	33.5%	14.4%	N/M %	24.3%

EBITDA margin, as adjusted	43.6%	37.4%	21.7%	N/M %	31.1%

	Nine months ended September 30, 2009
	Financial	Payment	International	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue from continuing operations	$807.5	$1,112.3	$509.8	$(1.5)	$2,428.1
Pro forma Metavante revenue and adjustments	506.7	743.8	16.7	(0.2)	1,267.0

Pro forma revenue from continuing operations	$1,314.2	$1,856.1	$526.5	$(1.7)	$3,695.1

Operating income (loss)	$259.6	$281.8	$70.1	$(281.3)	$330.2
Pro forma Metavante operating income and adjustments	166.7	288.2	6.3	(246.9)	214.3

Pro forma operating Income (loss)	426.3	570.0	76.4	(528.2)	544.5
M&A, restructuring and integration costs	—	—	—	26.1	26.1
Purchase price amortization	—	—	—	203.3	203.3

Non GAAP operating income (loss)	$426.3	$570.0	$76.4	$(298.8)	$773.9

Depreciation and amortization from continuing
Operations, as adjusted	114.8	85.6	39.6	27.1	267.1

EBITDA, as adjusted	$541.1	$655.6	$116.0	$(271.7)	$1,041.0

Non GAAP operating margin, as adjusted	32.4%	30.7%	14.5%	N/M %	20.9%

EBITDA margin, as adjusted	41.2%	35.3%	22.0%	N/M %	28.2%

Total Revenue Growth from Prior Year Period

Nine months ended September 30, 2010	5.6%	-0.3%	7.4%	N/M %	3.0%

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES — UNAUDITED
(In millions)

	Three months ended September 30, 2010			Nine months ended September 30, 2010
	GAAP	Adj	Adjusted	GAAP	Adj	Adjusted
Cash flows from operating activities:
Net earnings (1)	$61.0	$92.5	$153.5	$245.6	$238.2	$483.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments (2)	253.2	(132.9)	120.3	546.0	(209.4)	336.6
Working capital adjustments (3)	26.5	13.2	39.7	(5.7)	(18.2)	(23.9)

Net cash provided by operating activities	340.7	(27.2)	313.5	785.9	10.6	796.5

Capital expenditures	(93.1)	—	(93.1)	(227.3)	—	(227.3)

Free cash flow	$247.6	$(27.2)	$220.4	$558.6	$10.6	$569.2

	Three months ended September 30, 2009			Nine months ended September 30, 2009
	GAAP	Adj	Adjusted	GAAP	Adj	Adjusted
Cash flows from operating activities:
Net earnings (1)	$69.0	$3.5	$72.5	$161.3	$9.7	$171.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments (2)	106.9	—	106.9	279.1	—	279.1
Working capital adjustments (3)	3.8	(1.0)	2.8	64.6	2.0	66.6

Net cash provided by operating activities	179.7	2.5	182.2	505.0	11.7	516.7

Capital expenditures	(49.4)	—	(49.4)	(145.6)	—	(145.6)

Free cash flow	$130.3	$2.5	$132.8	$359.4	$11.7	$371.1

(1)	Adjustments to Net Earnings reflect the elimination of the after-tax impact of M&A and related integration costs, 2010 leveraged recapitalization plan costs, as well as, non-cash impairment, stock acceleration charges and purchase price amortization. For the 2010 periods, the adjustment also includes the removal of the impact of Santander’s exit from our Brazilian card processing venture.

(2)	Adjustments to Non Cash Adjustments reflects the after-tax impact of stock acceleration charges and purchase price amortization. For the 2010 periods, the adjustment also includes the removal of the impact of Santander’s exit from our Brazilian card processing venture.

(3)	Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities and for the 2009 period, the elimination of accruals related to the acquisition of Metavante.
Cash flows generated by Metavante Operations are included prospectively beginning October 1, 2009 in the consolidated cash flows for FIS.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net earnings from continuing operations attributable to FIS	$134.3	$66.6	$326.3	$158.6
Provision for income taxes	48.2	35.5	161.2	83.8

Earnings from continuing operations before income taxes	182.5	102.1	487.5	242.4
Other, net	(6.4)	31.8	60.1	87.8

Operating income	176.1	133.9	547.6	330.2

Pro forma Metavante operating income and adjustments	—	70.3	—	214.3
M&A, restructuring and integration costs	22.5	10.2	91.5	26.1
Brazil joint venture	71.6	—	71.6	—
Acquisition deferred revenue adjustments	3.2	—	17.4	—
Purchase price amortization	66.2	67.5	197.2	203.3

Non GAAP operating income	339.6	281.9	925.3	773.9

Depreciation and amortization from continuing operations, as adjusted	87.0	90.0	257.9	267.1

EBITDA, as adjusted	$426.6	$371.9	$1,183.2	$1,041.0

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A					Non-GAAP
	Three Months	Restructuring,		Acquisition			Three Months
	Ended	Integration &	Brazil	Deferred		Purchase	Ended
	September 30, 2010	Recapitalization	Joint	Revenue		Price	September 30, 2010
	(Unaudited)	Costs (1)	Venture (2)	Adjustments (3)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$1,367.2	$—	$(83.3)	$3.2	$1,287.1	$—	$1,287.1
Cost of revenues	897.3	—	—	—	897.3	(66.2)	831.1

Gross profit	469.9	—	(83.3)	3.2	389.8	66.2	456.0

Selling, general and administrative	138.9	(22.5)	—	—	116.4	—	116.4
Impairment charges	154.9	—	(154.9)	—	—	—	—

Operating income	176.1	22.5	71.6	3.2	273.4	66.2	339.6

Other income (expense):
Interest income (expense), net	(60.9)	—	—	—	(60.9)	—	(60.9)
Other income (expense), net	17.9	2.7	(19.4)	—	1.2	—	1.2

Total other income (expense)	(43.0)	2.7	(19.4)	—	(59.7)	—	(59.7)

Earnings from continuing operations before income taxes	133.1	25.2	52.2	3.2	213.7	66.2	279.9
Provision for income taxes	48.2	9.3	19.3	1.2	78.0	24.5	102.5

Earnings from continuing operations, net of tax	84.9	15.9	32.9	2.0	135.7	41.7	177.4
Earnings (losses) from discontinued operations, net of tax (5)	(23.9)	—	—	—	(23.9)	—	(23.9)

Net earnings	61.0	15.9	32.9	2.0	111.8	41.7	153.5
Net (earnings) loss attributable to noncontrolling interest	49.4	—	(50.1)	—	(0.7)	—	(0.7)

Net earnings attributable to FIS common stockholders	$110.4	$15.9	$(17.2)	$2.0	$111.1	$41.7	$152.8

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$134.3	$15.9	$(17.2)	$2.0	$135.0	$41.7	$176.7
Earnings (losses) from discontinued operations, net of tax	(23.9)	—	—	—	(23.9)	—	(23.9)

Net earnings attributable to FIS common stockholders	$110.4	$15.9	$(17.2)	$2.0	$111.1	$41.7	$152.8

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.40	$0.05	$(0.05)	$0.01	$0.40	$0.12	$0.52

Weighted average shares outstanding — diluted	339.2	339.2	339.2	339.2	339.2	339.2	339.2

Effective tax rate	36%						37%

Supplemental Information:

Depreciation and amortization from continuing operations					$153.2	(66.2)	$87.0

Stock compensation expense from continuing operations, excluding acceleration charges							$13.9
Stock acceleration charges							0.4

Total stock compensation expense from continuing operations							$14.3

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A					Non-GAAP
	Nine Months	Restructuring,		Acquisition			Nine Months
	Ended	Integration &	Brazil	Deferred		Purchase	Ended
	September 30, 2010	Recapitalization	Joint	Revenue		Price	September 30, 2010
	(Unaudited)	Costs (1)	Venture (2)	Adjustments (3)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$3,873.2	$—	$(83.3)	$17.4	$3,807.3	$—	$3,807.3
Cost of revenues	2,680.9	—	—	—	2,680.9	(197.2)	2,483.7

Gross profit	1,192.3	—	(83.3)	17.4	1,126.4	197.2	1,323.6

Selling, general and administrative	489.8	(91.5)	—	—	398.3	—	398.3
Impairment charges	154.9	—	(154.9)	—	—	—	—

Operating income	547.6	91.5	71.6	17.4	728.1	197.2	925.3

Other income (expense):
Interest income (expense), net	(108.4)	—	—	—	(108.4)	—	(108.4)
Other income (expense), net	—	19.5	(19.4)	—	0.1	—	0.1

Total other income (expense)	(108.4)	19.5	(19.4)	—	(108.3)	—	(108.3)

Earnings from continuing operations before income taxes	439.2	111.0	52.2	17.4	619.8	197.2	817.0
Provision for income taxes	161.2	41.0	19.3	6.5	228.0	73.0	301.0

Earnings from continuing operations, net of tax	278.0	70.0	32.9	10.9	391.8	124.2	516.0
Earnings (losses) from discontinued operations, net of tax (5)	(32.4)	—	—	—	(32.4)	—	(32.4)

Net earnings	245.6	70.0	32.9	10.9	359.4	124.2	483.6
Net (earnings) loss attributable to noncontrolling interest	48.3	—	(50.1)	—	(1.8)	—	(1.8)

Net earnings attributable to FIS common stockholders	$293.9	$70.0	$(17.2)	$10.9	$357.6	$124.2	$481.8

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$326.3	$70.0	$(17.2)	$10.9	$390.0	$124.2	$514.2
Earnings (losses) from discontinued operations, net of tax	(32.4)	—	—	—	(32.4)	—	(32.4)

Net earnings attributable to FIS common stockholders	$293.9	$70.0	$(17.2)	$10.9	$357.6	$124.2	$481.8

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.89	$0.19	$(0.05)	$0.03	$1.06	$0.34	$1.40

Weighted average shares outstanding — diluted	367.7	367.7	367.7	367.7	367.7	367.7	367.7

Effective tax rate	37%						37%

Supplemental Information:

Depreciation and amortization from continuing operations					$455.1	(197.2)	$257.9

Stock compensation expense from continuing operations, excluding acceleration charges							$34.9
Stock acceleration charges							5.8

Total stock compensation expense from continuing operations							$40.7

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A			Non-GAAP
	Three Months	Restructuring			Three Months
	Ended	And		Purchase	Ended
	September 30, 2009	Integration		Price	September 30, 2009
	(Unaudited)	Costs (1)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$828.7	$—	$828.7	$—	$828.7
Cost of revenues	605.4	—	605.4	(28.9)	576.5

Gross profit	223.3	—	223.3	28.9	252.2

Selling, general and administrative	89.4	(5.3)	84.1	—	84.1

Operating income	133.9	5.3	139.2	28.9	168.1

Other income (expense):
Interest income (expense), net	(31.8)	—	(31.8)	—	(31.8)
Other income, net	1.4	—	1.4	—	1.4

Total other income (expense)	(30.4)	—	(30.4)	—	(30.4)

Earnings from continuing operations before income taxes	103.5	5.3	108.8	28.9	137.7
Provision for income taxes	35.5	1.8	37.3	9.8	47.1

Earnings from continuing operations, net of tax	68.0	3.5	71.5	19.1	90.6
Earnings (losses) from discontinued operations, net of tax (5)	1.0	—	1.0	—	1.0

Net earnings	69.0	3.5	72.5	19.1	91.6
Net (earnings) loss attributable to noncontrolling interest	(1.4)	—	(1.4)	—	(1.4)

Net earnings attributable to FIS common stockholders	$67.6	$3.5	$71.1	$19.1	$90.2

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$66.6	$3.5	$70.1	$19.1	$89.2
Earnings (losses) from discontinued operations, net of tax	1.0	—	1.0	—	1.0

Net earnings attributable to FIS common stockholders	$67.6	$3.5	$71.1	$19.1	$90.2

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.34	$0.02	$0.36	$0.10	$0.46

Weighted average shares outstanding — diluted	194.6	194.6	194.6	194.6	194.6

Effective tax rate	34%				34%

Supplemental Information:

Depreciation and amortization from continuing operations			$91.9	$(28.9)	$63.0

Stock compensation expense from continuing operations, excluding acceleration charges					$9.0
Stock acceleration charges					—

Total stock compensation expense from continuing operations					$9.0

*	Amounts may not sum due to rounding.
See accompanying notes.
GAAP results include Metavante’s operating results in the consolidated results of FIS beginning October 1, 2009 on a prospective basis.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A			Non-GAAP
	Nine months	Restructuring			Nine months
	Ended	And		Purchase	Ended
	September 30, 2009	Integration		Price	September 30, 2009
	(Unaudited)	Costs (1)	Subtotal	Amortization (4)	(Unaudited)

Processing and services revenue	$2,428.1	$—	$2,428.1	$—	$2,428.1
Cost of revenues	1,822.2	—	1,822.2	(88.0)	1,734.2

Gross profit	605.9	—	605.9	88.0	693.9

Selling, general and administrative	275.7	(14.8)	260.9	—	260.9

Operating income	330.2	14.8	345.0	88.0	433.0

Other income (expense):
Interest income (expense), net	(94.3)	—	(94.3)	—	(94.3)
Other income, net	8.0	—	8.0	—	8.0

Total other income (expense)	(86.3)	—	(86.3)	—	(86.3)

Earnings from continuing operations before income taxes	243.9	14.8	258.7	88.0	346.7
Provision for income taxes	83.8	5.1	88.9	30.1	119.0

Earnings from continuing operations, net of tax	160.1	9.7	169.8	57.9	227.7
Earnings (losses) from discontinued operations, net of tax (5)	1.2	—	1.2	—	1.2

Net earnings	161.3	9.7	171.0	57.9	228.9
Net (earnings) loss attributable to noncontrolling interest	(1.5)	—	(1.5)	—	(1.5)

Net earnings attributable to FIS common stockholders	$159.8	$9.7	$169.5	$57.9	$227.4

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$158.6	$9.7	$168.3	$57.9	$226.2
Earnings (losses) from discontinued operations, net of tax	1.2	—	1.2	—	1.2

Net earnings attributable to FIS common stockholders	$159.8	$9.7	$169.5	$57.9	$227.4

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.82	$0.05	$0.87	$0.30	$1.17

Weighted average shares outstanding — diluted	193.0	193.0	193.0	193.0	193.0

Effective tax rate	34%				34%

Supplemental Information:

Depreciation and amortization from continuing operations			$273.8	$(88.0)	$185.8

Stock compensation expense from continuing operations, excluding acceleration charges					$27.3
Stock acceleration charges					—

Total stock compensation expense from continuing operations					$27.3

*	Amounts may not sum due to rounding.
See accompanying notes.
GAAP results include Metavante’s operating results in the consolidated results of FIS beginning October 1, 2009 on a prospective basis.

Notes to Unaudited — Supplemental GAAP to Non-GAAP Reconciliation for the Three and Nine
Months ended September 30, 2010 and 2009
The adjustments are as follows:

(1)	This column represents (1) charges for restructuring and integration costs relating to merger and acquisition activities and (2) costs associated with the 2010 leveraged recapitalization plan. For the three and nine months ended September 30, 2010 and 2009, the adjustments to “Selling, general and administrative” expenses primarily represent incremental transaction costs incurred by the Company related to the acquisition of Metavante Technologies, Inc., completed on October 1, 2009. The adjustments to “Other income (expense), net” represent certain costs associated with the leveraged recapitalization, the write-off of certain previously deferred debt issue costs associated with the amended and extended debt facility and the write-off of unamortized discount associated with the portion of the Metavante debt that was paid with the proceeds thereof.

(2)	In August 2010, all documents required to affect a mutually agreeable exit for Banco Santander from the Brazil card processing Joint Venture were executed. Banco Santander paid a termination fee of approximately $83.3 million directly to FIS, which is included in Processing and Services Revenues for the three months ended September 30, 2010. Notes payable representing additional consideration which was to be paid to the banks upon migration of their card portfolios were forgiven and reduced by $19.4 million, representing Banco Santander’s proportionate interest therein. Certain capitalized software development costs exclusively for use in processing Banco Santander card activity with a net unamortized balance of $14.6 million were written off. In addition, $140.3 million, representing the portion of the unamortized contract intangible asset recorded at the initiation of the Brazilian Venture that was attributable to Banco Santander was deemed impaired as a result of Santander’s exit and charged to amortization expense.

(3)	This column represents the impact of the purchase accounting adjustment to reduce Metavante’s deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by Metavante but was not recognized due to GAAP purchase accounting requirements.

(4)	This column represents purchase price amortization expense on intangibles assets acquired through various Company acquisitions.

(5)	During the 2010 and 2009 periods certain operations are classified as discontinued operations. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the statement of operations. During the third quarter 2010, we determined that we will pursue strategic alternatives for our item processing business in Brazil. In January 2010, we closed on the sale of ClearPar. The table below outlines the components of discontinued operations for the periods presented, net of tax:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Impairment charges — Brazil item processing	$(16.6)	$—	$(16.6)	$—
Brazil item processing operations	(7.3)	(1.2)	(14.5)	(3.2)
ClearPar and other	—	2.2	(1.3)	4.4

Total discontinued operations	$(23.9)	$1.0	$(32.4)	$1.2